UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 14, 2020

EVOFEM BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36754	20-8527075
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
12400 High Bluff Drive, Suite 600, San Diego, CA 92130
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code
(858) 550-1900

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	EVFM	The Nasdaq Stock Market LLC (Nasdaq Capital Market)
Series A Preferred Stock Purchase Rights, par value $0.0001 per share

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On October 9, 2019 (the “Commencement Date”), Evofem Biosciences, Inc. (the “Company”) entered into an Office Lease (the “New Lease”) with Kilroy Realty, L.P. (“Landlord”) for the lease of approximately 24,474 rentable square feet of office space located on the 6th floor of 12400 High Bluff Drive, San Diego, California 92130 (the “Existing Premises”), which is the current location of the Company’s principal executive offices. In accordance with the terms of the New Lease, the Company has a right of first refusal with respect to the remainder of the 6th floor.

On April 14, 2020, the Company exercised its right of first refusal with respect to the remainder of the 6th floor, and entered into the first amendment to the New Lease (the “First Amendment”) with the Landlord for an additional 8,816 rentable square feet of the same office location (the “Expansion Premises”, and together with the Existing Premises, the “Premises”), which shall commence on the earlier of the date of substantial completion of the leasehold improvements in the Expansion Premises or September 1, 2020, and expire on September 30, 2025. The base rent for the Expansion Premises has the same monthly rental rate per rentable square foot as the Existing Premises, which is $4.90 per rentable square foot per month for the first year. Thereafter, the base rent will be calculated using the entire rentable area of the Premises. The monthly base rental rate will be increased by 3% on each anniversary of the Commencement Date of the New Lease. In addition to the base rent, the Company will also be responsible for the payment of additional rent to cover the Company’s share of the Landlord’s annual operating and tax expenses for the building. The Company will also be required to provide the Landlord with an additional $50,000 security deposit, for an aggregate security deposit of $800,000, which the Company expects to provide in the form of a letter of credit. The Landlord has agreed to provide the Company with a tenant improvement allowance of $308,560 to the Expansion Premises and an additional $122, 370 to the Existing Premises.

The foregoing descriptions of the First Amendment and the New Lease is not complete, and is qualified in their entirety by the full text of the First Amendment, a copy of which will be filed with the Securities and Exchange Commission as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2020. The full text of the New Lease was filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2019 filed with the Securities and Exchange Commission on November 7, 2019, each of which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVOFEM BIOSCIENCES, INC.

Date: April 17, 2020	By:	/s/ Justin J. File
Justin J. File Chief Financial Officer